UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2021

Weatherford International plc

(Exact name of registrant as specified in its charter)

____________________________________

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 St. James Place, Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 713.836.4000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.001 par value per share	WFRD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On October 14, 2021, Weatherford International plc (the “Company”), its wholly owned subsidiary, Weatherford International Ltd. (the “Issuer”), and certain other subsidiaries of the Company (the “Guarantors”) that are the same subsidiaries of the Company that guarantee the Issuer’s 6.50% Senior Secured First Lien Notes due 2028 entered into a purchase agreement (the “Purchase Agreement”) with Morgan Stanley & Co. LLC, as the representative of the initial purchasers (the “Initial Purchasers”) relating to the private offering by the Issuer (the “Offering”) of $1,600.0 million in aggregate principal amount of 8.625% senior notes due 2030 (the “Notes”). Pursuant to the Purchase Agreement, the Issuer agreed to issue and sell to the Initial Purchasers, and the Initial Purchases have agreed to purchase, the Notes.

The Notes will be senior unsecured obligations of the Issuer and will be guaranteed by the Guarantors on a senior unsecured basis. The sale of the Notes is expected to close on October 27, 2021, subject to the satisfaction of customary closing conditions.

The Purchase Agreement contains customary representations, warranties and agreements by the Issuer and the Guarantors and customary conditions to closing. The Issuer and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities.

Item 8.01	Other Events.

Notes Offering

On October 14, 2021, the Company issued a press release announcing the pricing of the Offering. A copy of the press release relating to the Offering is furnished hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

The Notes will be offered and sold only to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors pursuant to Regulation S under the Securities Act.

The Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This Current Report on Form 8–K shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes, or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Tender Offer

On October 14, 2021, the Company announced that the Issuer is amending its previously announced tender offer (the “Tender Offer”) for its outstanding 11.00% Senior Notes due 2024 (the “11.00% Senior Notes”) by increasing the aggregate principal amount of the 11.00% Senior Notes that it would purchase for cash to up to $1,600 million from $1,500 million. No other terms of the Tender Offer are being amended.

Conditional Notice of Partial Redemption

On October 14, 2021, the Issuer issued a conditional notice of partial optional redemption (the “Concurrent Redemption”) to the holders of its 11.00% Senior Notes, providing for the redemption of up to $1,600.0 million aggregate principal amount of the Issuer’s remaining outstanding 11.00% Senior Notes not tendered and purchased in the Tender Offer to purchase for cash up to $1,600.0 million aggregate principal amount of its outstanding 11.00% Senior Notes. The principal amount of 11.00% Senior Notes to be redeemed will be equal to the difference between (i) $1,600.0 million and (ii) the aggregate principal amount of the 11.00% Senior Notes purchased by the Issuer in the Tender Offer. The redemption price for the 11.00% Senior Notes to be redeemed will be equal to 100% of the principal amount of the 11.00% Senior Notes to be redeemed plus the Make Whole Premium (as defined in the indenture governing the 11.00% Senior Notes) as of, and accrued and unpaid interest to, but excluding, the redemption date. The redemption date for the Concurrent Redemption will be November 15, 2021. The Concurrent Redemption is conditioned on (i) the Issuer receiving the funds from the offer and sale of at least $1,600.0 million aggregate principal amount of the Notes and the closing of the Offering and (ii) the Issuer purchasing less than $1,600.0 million aggregate principal amount of the 11.00% Senior Notes pursuant to the Tender Offer. The Issuer intends to use the net proceeds from the Offering and cash on hand to fund the Concurrent Redemption.

This disclosure does not constitute a notice of redemption with respect to the 11.00% Senior Notes.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements concerning, among other things, the Company’s strategy and financing plans and goals. These forward-looking statements are generally identified by the words “intends”, “believe,” “project,” “expect,” “anticipate,” “estimate,” “outlook,” “budget,” “intend,” “strategy,” “plan,” “guidance,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are based upon the current beliefs of Weatherford’s management and are subject to significant risks, assumptions, and uncertainties. Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results may vary materially from those indicated in our forward-looking statements. Readers are cautioned that forward-looking statements are only predictions and may differ materially from actual future events or results, including the price and price volatility of oil and natural gas; the extent or duration of business interruptions, demand for oil and gas and fluctuations in commodity prices associated with COVID-19 pandemic; general global economic repercussions related to COVID-19 pandemic; the macroeconomic outlook for the oil and gas industry; and operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the COVID-19 virus and COVID-19 variants, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; financial market conditions and availability of capital; our ability to generate cash flow from operations to fund our operations; and the realization of additional cost savings and operational efficiencies. Forward-looking statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and those set forth from time-to-time in the Company’s other filings with the Securities and Exchange Commission. The Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

99.1	Press Release of Weatherford International plc relating to the pricing of the offering of the Notes, dated October 14, 2021.
99.2	Press Release of Weatherford International plc relating to the upsizing of the Tender Offer, dated October 14, 2021.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc

By:	/s/ Scott C. Weatherholt
	Name:	Scott C. Weatherholt
	Title:	Executive Vice President, General Counsel and Chief Compliance Officer

Dated: October 14, 2021